EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS JULY 2007

OPERATIONAL PERFORMANCE

HOUSTON, Aug. 1, 2007 - Continental Airlines (NYSE: CAL) today reported a July consolidated (mainline plus regional) load factor of 86.4 percent, 1.0 point above the July 2006 consolidated load factor, and a mainline load factor of 87.0 percent, 1.0 point above the July 2006 mainline load factor. The carrier reported a domestic mainline load factor of 88.0 percent, 0.7 points above July 2006, and an international mainline load factor of 86.0 percent, 1.3 points above July 2006. All four were records for July.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 69.7 percent and a mainline segment completion factor of 98.9 percent.

In July 2007, Continental flew 9.1 billion consolidated revenue passenger miles (RPMs) and 10.5 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 3.6 percent and a capacity increase of 2.4 percent as compared to July 2006. In July 2007, Continental flew 8.2 billion mainline RPMs and 9.4 billion mainline ASMs, resulting in a mainline traffic increase of 5.4 percent and a mainline capacity increase of 4.2 percent as compared to July 2006. Domestic mainline traffic was 4.2 billion RPMs in July 2007, up 4.5 percent from July 2006, and domestic mainline capacity was 4.8 billion ASMs, up 3.7 percent from July 2006.

For July 2007, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 3.0 and 4.0 percent compared to July 2006, while mainline passenger RASM is estimated to have increased between 4.0 and 5.0 percent compared to July 2006. For June 2007, consolidated passenger RASM increased 2.7 percent compared to June 2006, while mainline passenger RASM increased 4.8 percent from June 2006.

Continental's regional operations had a record July load factor of 81.5 percent, 1.0 point above the July 2006 load factor. Regional RPMs were 882.8 million and regional ASMs were 1,082.7 million in July 2007, resulting in a traffic decrease of 9.9 percent and a capacity decrease of 11.1 percent versus July 2006.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,100 daily departures throughout the Americas, Europe and Asia, serving 144 domestic and 138 international destinations. More than 400 additional points are served via SkyTeam alliance airlines.  With more than 45,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 67 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the fourth consecutive year, FORTUNE magazine named Continental the No. 1 World's Most Admired Airline on its 2007 list of World's Most Admired Companies. Continental was also named the No. 1 airline on the publication's 2007 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the fourth year in a row, and "Best Executive/Business Class" for the fifth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2006 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company's significant financial losses and high leverage, the significant cost of aircraft fuel, its high labor and pension costs, service interruptions at one of its hub airports, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
JULY	2007	2006		Change
REVENUE PASSENGER MILES (000)
Domestic	4,246,121	4,061,595		4.5	Percent

International	3,929,204	3,698,007		6.3	Percent
Transatlantic	2,092,000	1,878,267		11.4	Percent
Latin America	1,152,720	1,140,985		1.0	Percent
Pacific	684,484	678,755		0.8	Percent

Mainline	8,175,325	7,759,602		5.4	Percent
Regional	882,769	979,942		-9.9	Percent
Consolidated	9,058,094	8,739,544		3.6	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,826,157	4,652,546		3.7	Percent

International	4,570,083	4,367,290		4.6	Percent
Transatlantic	2,427,413	2,204,843		10.1	Percent
Latin America	1,310,433	1,317,045		-0.5	Percent
Pacific	832,237	845,402		-1.6	Percent

Mainline	9,396,240	9,019,836		4.2	Percent
Regional	1,082,744	1,217,339		-11.1	Percent
Consolidated	10,478,984	10,237,175		2.4	Percent
PASSENGER LOAD FACTOR
Domestic	88.0 Percent	87.3 Percent		0.7	Points

International	86.0 Percent	84.7 Percent		1.3	Points
Transatlantic	86.2 Percent	85.2 Percent		1.0	Point
Latin America	88.0 Percent	86.6 Percent		1.4	Points
Pacific	82.2 Percent	80.3 Percent		1.9	Points

Mainline	87.0 Percent	86.0 Percent		1.0	Point
Regional	81.5 Percent	80.5 Percent		1.0	Point
Consolidated	86.4 Percent	85.4 Percent		1.0	Point
ONBOARD PASSENGERS
Mainline	4,773,432	4,590,661		4.0	Percent
Regional	1,585,663	1,704,192		-7.0	Percent
Consolidated	6,359,095	6,294,853		1.0	Percent
CARGO REVENUE TON MILES (000)
Total	81,585	89,660		-9.0	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	26,515,324	25,173,594	5.3	Percent

International	22,815,288	21,233,135	7.5	Percent
Transatlantic	11,434,794	10,227,231	11.8	Percent
Latin America	6,924,391	6,640,987	4.3	Percent
Pacific	4,456,103	4,364,917	2.1	Percent

Mainline	49,330,612	46,406,729	6.3	Percent
Regional	5,800,611	6,032,231	-3.8	Percent
Consolidated	55,131,223	52,438,960	5.1	Percent
AVAILABLE SEAT MILES (000)
Domestic	31,479,039	29,998,133	4.9	Percent

International	28,455,593	26,939,713	5.6	Percent
Transatlantic	14,299,368	12,932,050	10.6	Percent
Latin America	8,467,477	8,322,838	1.7	Percent
Pacific	5,688,748	5,684,825	0.1	Percent

Mainline	59,934,632	56,937,846	5.3	Percent
Regional	7,385,347	7,673,583	-3.8	Percent
Consolidated	67,319,979	64,611,429	4.2	Percent
PASSENGER LOAD FACTOR
Domestic	84.2 Percent	83.9 Percent	0.3	Points

International	80.2 Percent	78.8 Percent	1.4	Points
Transatlantic	80.0 Percent	79.1 Percent	0.9	Points
Latin America	81.8 Percent	79.8 Percent	2.0	Points
Pacific	78.3 Percent	76.8 Percent	1.5	Points

Mainline	82.3 Percent	81.5 Percent	0.8	Points
Regional	78.5 Percent	78.6 Percent	-0.1	Points
Consolidated	81.9 Percent	81.2 Percent	0.7	Points
ONBOARD PASSENGERS
Mainline	30,135,745	28,820,388	4.6	Percent
Regional	10,519,837	10,661,834	-1.3	Percent
Consolidated	40,655,582	39,482,222	3.0	Percent
CARGO REVENUE TON MILES (000)
Total	589,203	615,986	-4.3	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
JULY	2007	2006	Change
On-Time Performance [1]	69.7%	68.5%	1.2	Points
Completion Factor [2]	98.9%	99.3%	-0.4	Points
June 2007 year-over-year consolidated RASM change			2.7	Percent
June 2007 year-over-year mainline RASM change			4.8	Percent
July 2007 estimated year-over-year consolidated RASM change			3.0 - 4.0	Percent
July 2007 estimated year-over-year mainline RASM change			4.0 - 5.0	Percent
July 2007 estimated average price per gallon of fuel, including fuel taxes			2.19	Dollars
Third Quarter 2007 estimated average price per gallon of fuel, including fuel taxes			2.28	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage